UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 7, 2026
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

On October 7, 2026, Live Nation Entertainment, Inc. (the “Company”) issued a press release announcing that it had priced a private offering of $730,000,000 aggregate principal amount of new senior notes due 2032 (the “U.S. Dollar Notes”) and €600,000,000 aggregate principal amount of new senior notes due 2032 (the “Euro Notes” and, together with the U.S. Dollar Notes, the “Notes”).

The U.S. Dollar Notes will have an interest rate of 7.125% per annum and will be issued at a price equal to 100.000% of their face value. The Euro Notes will have an interest rate of 6.125% per annum and will be issued at a price equal to 100.000% of their face value.

The closing date of the Notes offering will be October 15, 2026, subject to customary closing conditions. Obligations under the Notes will be guaranteed by the Company and the Company’s existing and future domestic restricted subsidiaries that guarantee the Company’s senior secured credit facilities. The Company intends to use the net proceeds from the offering to fund the redemption in full of all of the Company’s outstanding 6.500% Senior Secured Notes due 2027, to pay fees and expenses related to the offering, and for general corporate purposes, which may include the repayment or repurchase of certain of the Company’s indebtedness.

The Notes and the related note guarantees will be offered through a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Notes and the related note guarantees may not be offered or sold in the United States or to any “U.S. persons” except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes and the related note guarantees will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act and, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the offering, the Company entered into cross-currency swap agreements that effectively convert the $730 million aggregate principal amount of the U.S. Dollar Notes into approximately €652 million of euro-denominated fixed-rate obligations through October 2031, resulting in a blended interest rate of approximately 5.89% across the Notes, compared to 6.500% on the Senior Secured Notes due 2027 being redeemed.

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 7, 2026, issued by Live Nation Entertainment, Inc. titled “Live Nation Entertainment Announces Pricing Of Private Senior Notes Offering.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company’s investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 9, 2026

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer